EXHIBIT 10.5

SHOPPING CENTER SHOP LEASE

Between

Resort Holdings 5, LLC

A Nevada limited liability company

as Landlord,

and

Nevada Medical Group, LLC

A Nevada limited liability company

as Tenant,

concerning certain premises located at

3375 Pepper Lane

Las Vegas, Nevada 89120

Dated: November 10, 2017

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STANDARD SHOPPING CENTER SHOP LEASE

Table of Contents

SECTION TITLE		PAGE

1	BASIC LEASE PROVISIONS	3
2	PREMISES	3
3	LEASE TERM	4
4	RENT	4
5	REAL ESTATE TAXES AND RENTAL TAX	6
6	PERSONAL PROPERTY TAXES	6
7	CONSTRUCTION	7
8	PARKING AND COMMON AREAS	8
9	USES PROHIBITED AND DELIVERIES	9
10	ALTERATIONS AND FIXTURES	9
11	BUILDING MAINTENANCE AND REPAIR	9
12	COMPLIANCE WITH LAWS	10
13	INSURANCE	10
14	INDEMNIFICATION OF LANDLORD-LIABILITY INSURANCE BY TENANT	10
15	LIENS	13
16	ABANDONMENT	13
17	SIGNS AND AUCTIONS	13
18	UTILITIES	13
19	ENTRY AND INSPECTION	13
20	DAMAGE AND DESTRUCTION OF PREMISES	14
21	ASSIGNMENT, SUBLETTING AND ENCUMBRANCE	14
22	DEFAULT	15
23	INSOLVENCY OF TENANT	16
24	SURRENDER OF LEASE	16
25	TRANSFER OF PREMISES BY LANDLORD	16
26	HOURS OF BUSINESS AND CONDUCT OF BUSINESS	16
27	ATTORNEY’S FEES	16
28	NOTICES	17
29	HOLDING OVER	17
30	SUCCESSORS IN INTEREST	17
31	GUARANTY OF LEASE
32	FORCE MAJEURE AND LABOR CONTRACTS	17
33	PARTIAL INVALIDITY	17
34	HEADINGS	17
35	TIME OF THE ESSENCE	17
36	SUBORDINATION/ATTORNMENT	17
37	LANDLORD’S RIGHT TO RELOCATE PREMISES
38	CONDEMNATION	18
39	NON-COMPETITION
40	ACKNOWLEDGMENT
41	NO ORAL AGREEMENT/INTEGRATION	18
42	BROKERS	18
43	MISCELLANEOUS	18

EXHIBITS

“A” FLOOR PLAN

“B” RULES AND REGULATIONS

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STANDARD SHOPPING CENTER SHOP LEASE

THIS LEASE (“Lease”) is dated and entered into as of November 10, 2017, by and between Resort Holdings 5, LLC a Nevada limited liability company (“Landlord”) Nevada Medical Group, LLC, a Nevada limited liability company (“Tenant”), without regard to number or gender.

In consideration of the rent and of the covenants and agreements contained herein to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, at the rent, for the term, and subject to and upon all of the terms, covenants and agreements set forth herein those certain premises described below.

1	BASIC LEASE PROVISIONS. Each reference in this Lease to any of the “Basic Lease Provisions” contained in this Section 1 shall be deemed and construed to incorporate all the terms provided under such Basic Lease Provisions, provided that the Basic Lease Provisions and their definitions shall be controlled by the specific terms and provisions in later sections of this Lease relating to the subject matter of those Basic Lease Provisions. The initially-capitalized terms shown below in bold and quotation marks shall have the following meanings:

(A)	“Landlord”: Resort Holdings 5, LLC, a Nevada limited liability company.

(B)	“Tenant”: Nevada Medical Group, LLC, a Nevada limited liability company.

(C)	“Premises”: 3375 Pepper Lane, Las Vegas, NV. Any address, suite number, or space identification listed in this Lease may not be the final US Postal Service approved mailing address for the Premises. Tenants should confirm the mailing address with the Landlord and/or US Postal Service prior to relying thereon (including, without limitation, ordering stationary, business cards, etc.)

(D)	“Permitted Use”: Marijuana Production & Cultivation and for no other purpose.

(E)	“Lease Term”: One Hundred Twenty-Three months (123) months, plus four (4) five (5) year options to extend.

(F)	“Delivery Date”: October 1, 2017

(G)	“Term Commencement Date”: October 1, 2017.

(H)	Option(s) to extend: Four (4) options for five (5) years each.

(I)	Tenant Improvement Allowance (“Allowance”): N/A

(J)	Section 7(F)

(K)	Initial Guaranteed Minimum Monthly Rent (“GMMR”): Ten Thousand and 00/100 Dollars ($10,000.00).

(L)	Annual GMMR Adjustments: In accordance with Section 4(A)(IV).

(M)	“GMMR Abatement Period”: The period between the Delivery Date and the Term Commencement Date.

(N)	“Additional Rental”: Tenant’s proportionate share of the operating costs of the Shopping Center, in accordance with Sections 4(B). Additional Rental estimated at ($2,500.00) per month.

(O)	“Prepaid Rent”: N/A

(P)	“Security Deposit”: N/A

(Q)	Exhibits. The following documents are attached hereto as exhibits and are hereby made part of this Lease.

(I)	Exhibit “A” – Floor Plan.
(II)	Exhibit “B” – Rules and Regulations.

2	PREMISES.

	(A)	Premises. The Premises leased to Tenant, together with appurtenances, are situated in the City of Las Vegas, County of Clark, State of Nevada, and are the premises described on the floor plan (“Floor Plan”) of suite 101, attached hereto as Exhibit “A”.

	(B)	Size and Dimensions of Premises. Tenant acknowledges that the square footage and the dimensions of the Premises shown in Section 1(C) are approximate. The frontage shall be measured from center of partition to center of partition with respect to interior locations and from center of partition to outside wall with respect to end locations, and the depth shall be measured from outside dimensions.

	(C)	Reservation. Landlord reserves the right to use the exterior walls, floor, roof, and air space above the finished ceiling in the Premises for the installation, maintenance, of pipes, ducts, conduits, wires, alarm lines, heating, ventilating and air conditioning lines, fire protection lines and systems, electric power, telephone and communication lines and systems, sanitary sewer lines and systems, gas lines and systems, water lines and systems, and structural elements serving the building of which the Premises are a part (“Building”) and for such other purposes as Landlord deems necessary.

	(D)	No Representations. Nothing herein shall be construed to provide Tenant with any exclusive right to any use within the Shopping Center. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant, user, occupant, or number of tenants shall occupy any space in the Shopping Center during the Lease Term.

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3	LEASE TERM.

	(A)	Term Commencement. The Lease Term, and Tenant’s obligation to pay GMMR (as defined in Section 1(J)), shall commence on the Term Commencement Date. If the Term Commencement Date does not occur on the first day of a calendar month, the Lease Term shall be extended for the balance of such partial month. Tenant shall pay Rent (as defined in Section 4(E)) for such partial month (calculated on the basis of a thirty (30) day month) on the Term Commencement Date. Thereafter, Rent shall be paid in equal monthly installments on the first day of each and every month in advance as provided below.

	(B)	Effective Date. The effective date of this Lease (“Effective Date”) shall be the date that this Lease is fully executed by Landlord and Tenant. A landlord/tenant relationship shall exist between Landlord and Tenant as of the Effective Date.

	(C)	Delivery Date. The possession delivery date (“Delivery Date”) shall be no later than October 1, 2017. Tenant’s right to take physical possession of the Premises shall be conditioned upon Landlord’s receipt of Tenant’s insurance certificates pursuant to Section 14. Tenant agrees to be opened for business to the public no later than 1 year after Receipt of State and County Business license. Beyond this date, Tenant shall be deemed to be in default of this Lease. Tenant acknowledges that Tenant’s responsibility to pay Additional Rental, as defined in Section 4(B), shall commence on the Delivery Date.

	(D)	Option(s) to Extend Term. Provided Tenant is not in default of any terms and conditions of this Lease at the time of notifying Landlord of its intent to exercise an option and at all times thereafter until such option term commences, Tenant may exercise the option(s) set forth in Section 1(H). Each renewal option shall be at the same terms and conditions of this Lease, except that GMMR shall be adjusted (i) pursuant to Section 4(A)(IV), or (ii) to the then current fair market rental rate, whichever is higher. If the parties cannot agree upon the fair market rental rate within fifteen (15) days after Tenant’s notice to Landlord of its intent to exercise an option, then the fair market rental rate shall be determined by an independent appraiser appointed by Landlord and reasonably acceptable to Tenant, whose decision in this matter shall be final, conclusive and binding. If Landlord and Tenant are unable to agree on a single appraiser within ten (10) days after demand by either party, then each party shall select its own appraiser within ten (10) days thereafter and the two such appraisers shall mutually select a third appraiser within ten (10) days after the second of such appraisers is chosen. The average of the two appraisals closest in amount shall be final, conclusive and binding. Each party shall bear the cost of its own appraiser, and the parties shall share equally the cost of a single or a third appraiser, as applicable. Each appraiser shall have at least five (5) years’ experience in the appraisal of commercial real property and shall be a member of professional organization such as MAI or an equivalent. Written notice to Landlord of Tenant’s desire to exercise an option to renew must be received by Landlord no earlier than one hundred eighty (180) days and no later than ninety (90) days prior to the expiration of the then current term of this Lease. If Landlord does not receive Tenant’s written unconditional notice of its intent to exercise an option within such ninety (90) day period, all options hereunder shall immediately terminate, and there shall be no further right to extend the Lease Term. Each option to extend shall be personal to the tenant first named herein, and shall not apply to or for the benefit of any assignee or subtenant of such initial tenant.

	(E)	No Representation. Tenant hereby acknowledges that the Delivery Date set forth in Section 1(F) is an estimate only, and Landlord has made no representations or promises with respect to a specific date on which the Premises will be available for Tenant to commence the construction of Tenant’s improvements or for the opening of Tenant’s business. Landlord shall not be liable to Tenant for any delay in delivery of the Premises to Tenant. By taking possession of the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises ‘as is’ in their condition on that date.

	(F)	Termination. Landlord and Tenant hereby agree that Landlord may, at its option, cancel and terminate this Lease without liability if Landlord is unable, for reasons beyond its reasonable control, to deliver possession of the Premises within twelve (12) months after the Effective Date, and any Security Deposit and Prepaid Rent made herewith shall be promptly returned to Tenant, and the parties shall have no further obligation to each other.

	(G)	Removal of Personal Property. At the end of the Lease Term, subject to Section 10, Tenant shall, upon notification by Landlord, remove, at Tenant’s sole cost and expense, all of Tenant’s personal property and trade fixtures and restore the Premises to their original condition, reasonable wear and tear excepted.

4	RENT.

	(A)	Guaranteed Minimum Monthly Rental.

(I)	During the first year of the Lease Term, Tenant shall pay to Landlord the GMMR set forth in Section 1(J) per month, which amount is based on the square footage of the floor area set forth in Section 1(C). If the actual square footage is different than such amount, then the GMMR shall be adjusted such that Tenant shall pay the same rent per square foot as set forth above. The actual square footage of the Premises shall be determined by Landlord’s architect and/or engineer. The GMMR shall be paid in advance on the first day of each calendar month. ALL RENT (as defined in Section 4(E)) TO BE PAID BY TENANT TO LANDLORD SHALL BE PAID WITHOUT DEDUCTION OR OFFSET, PRIOR NOTICE OR DEMAND AT THE ADDRESS DESIGNATED IN SECTION 28. THE DUE DATE OF GMMR IS THE FIRST (1ST) DAY OF EACH CALENDAR MONTH.

(II)	GMMR Abatement. The GMMR Abatement Period shall be the time period between the Delivery Date and the Term Commencement Date, during which time Tenant is required to pay only the Additional Rental, as defined in Section 4(B).

(III)	Prepaid Rent. Tenant, contemporaneously with the execution of this Lease, shall deposit the amount set forth as in Section 1(N) as Prepaid Rent with Landlord, and which shall be applied to Tenant’s first month’s Rent and Additional Rental.

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(IV)	GMMR Adjustments. The GMMR rent shall be based on the following schedule collectively, (“Rental Adjustment Dates”),

10/01/2017 – 12/31/2017 $10,000 Plus CAM          01/01/2023 – 12/31/2023 $14,349.00 Plus CAM

01/01/2018 – 12/31/2018 $12,500 Plus CAM          01/01/2024 – 12/31/2024 $14,636.00 Plus CAM

01/01/2019 – 12/31/2019 $12,875 Plus CAM          01/01/2025 – 12/31/2025 $14,929.00 Plus CAM

01/01/2020 – 12/31/2020 $13,261 Plus CAM          01/01/2026 – 12/31/2026 $15,227.00 Plus CAM

01/01/2021 – 12/31/2021 $13,659 Plus CAM          01/01/2027 – 12/31/2027 $15,532.00 Plus CAM

01/01/2022 – 12/31/2022 $14,068 Plus CAM

Option Periods, the GMMR shall increase two percent (2%) annually.

(B)	Additional Rental and Impounds. In addition to GMMR, Tenant shall pay to Landlord, beginning on the Delivery Date and at the time and in the manner herein specified, “Additional Rental” as follows:

(I)	Common Area Maintenance/Taxes/Insurance.

(a)	All Common Area (as defined in Section 8(A)) maintenance and repair expenses including, without limitation:

(i)	Expenses in connection with the Common Area as set forth in Section 8;

(ii)	Building repair and maintenance expenses as set forth in Section 11;

(iii)	Utilities paid by Landlord as set forth in Section 18;

(iv)	Management fees associated with the day-to-day operations of the Shopping Center;

(v)	Any parking charges, utility surcharges, or any other costs levied, assessed, or imposed by, or at the directions of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupation of the Premises or the Common Area; and

(vi)	Supervisory and administration fees for the Common Area in an amount equal to ten percent (10%) of the total Common Area maintenance and repair expenses.

(b)	Taxes, including real estate taxes and business taxes as set forth in Section 5 and personal property taxes as set forth in Section 6.

(c)	Insurance costs as set forth in Section 13.

(II)	Tenant shall reimburse Landlord, as Additional Rental, for Tenant’s share of certain costs and expenses including, without limitation, real estate taxes, rental taxes, business taxes, expenses in connection with the Common Area, personal property taxes, building repair and maintenance expenses, fire insurance expenses and utilities along with the appropriate management fee. It is agreed that rather than bill and collect the Additional Rental after the expenses are incurred, Landlord may estimate Tenant’s share of such costs and expenses, excluding building repair and maintenance expenses as set forth in Section 11, for a period of not more than twelve (12) months in advance, and may collect and impound Tenant’s estimated share in advance on a monthly basis. On or before April 1st of each year, Landlord shall endeavor to provide to Tenant a statement of any of Tenant’s accounts which were impounded for the twelve (12) month period ending the preceding December 31st. Said statement shall set forth in reasonable detail the costs and expenses paid by Landlord, and shall include a computation as to Tenant’s pro rata share. In the event Tenant has overpaid its share of such costs and expenses in payment of impounds, such overpayment shall be credited towards Additional Rental next coming due, and in the event of an underpayment, Tenant shall pay to Landlord the amount of such underpayment within ten (10) days after the date of mailing of such statement.

(III)	Tenant shall pay as part of Additional Rental all other monies or charges required to be paid to Landlord under this Lease, whether or not the same be designated Additional Rental. If such monies or charges are not paid when due under this Lease, they shall nevertheless, if not paid when due, be collectible as Additional Rental with the next installment of rent thereafter falling due hereunder, but nothing herein shall be deemed to suspend or delay the payment of any monies or charges due and payable hereunder, or limit any remedy of Landlord. It is the intent of this Lease that all rental provided to be paid under this Lease shall at all times be absolutely net to Landlord, and that this Lease shall yield, net to Landlord, the GMMR specified in this Section 4, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises, which may arise or become due during the Lease Term or pursuant to this Lease, shall be paid by Tenant.

(IV)	If Landlord elects to impound any of the above costs and expenses, except for building maintenance and repair expenses as set forth in Section 11, Tenant’s estimated share of such costs and expenses shall be due as Additional Rental on the first (1st) day of the month.

(C)	Late Charge. The late payment of any Rent or other monies due Landlord shall cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs are extremely difficult or impractical to fix. Those costs include, without limitation, administrative costs, collection costs, and processing and accounting expenses. Therefore, for any payment not received within five (5) days after it is due, Tenant shall immediately pay Landlord a late charge of ten percent (10%) per month on the unpaid balance thereof. Landlord and Tenant agree that this represents compensation to Landlord for the loss suffered and expenses incurred for such late payment. However, Landlord’s acceptance of this late charge shall not constitute a waiver of Tenant’s default, nor prevent Landlord from exercising all other rights and remedies available to Landlord.

(D)	Definition of Rent. The GMMR, Additional Rental, and late charges shall be collectively referred to herein as “Rent”.

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(E)	Security Deposit. Tenant, contemporaneously with the execution of this Lease, shall deposit the amount set forth as in Section 1(O) as the Security Deposit with Landlord. The Security Deposit is being given to secure the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by Tenant to be kept and performed during the Lease Term. The Security Deposit shall remain on account for the duration of the Lease Term. The Security Deposit shall never be less than the then current GMMR, and Tenant, upon request by Landlord, agrees to remit to Landlord a sufficient amount to maintain the Security Deposit in an amount equal to the then current GMMR. Tenant agrees that if Tenant shall fail to pay the Rent herein reserved promptly when due, the Security Deposit may be applied, at the option of Landlord (but Landlord shall not be required to), to any Rent due and unpaid, and if Tenant violates any of the other terms, covenants and conditions of this Lease, the Security Deposit shall be applied to any damages suffered by Landlord as a result of Tenant’s default to the extent of the amount of the damages suffered. The Security Deposit shall be held by Landlord for Tenant and the claim of Tenant to such payment or deposit shall be prior to the claim of any creditor of Landlord except a trustee in bankruptcy. Landlord may claim of the Security Deposit only such amounts as are reasonably necessary to remedy Tenant’s defaults and payment of Rent, to repair damages to the Premises caused by Tenant or to clean the Premises upon termination of the tenancy. Any remaining portion of the Security Deposit shall be returned to Tenant no later than thirty (30) days after termination of its tenancy. Nothing contained in this Section 4(F) shall in any way diminish or be construed as waiving any of Landlord’s other remedies as provided in any other provision of this Lease, or by law or in equity. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue Rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, on the written demand of Landlord, promptly remit to Landlord a sufficient amount in cash to restore the Security Deposit to a sum equal to the then current GMMR, and Tenant’s failure to do so within fifteen (15) days after the date of such statement of demand, shall constitute a material breach of this Lease. Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the Rent herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, the Security Deposit shall be returned in full to Tenant within thirty (30) days of the end of the Lease Term, or upon the earlier termination of this Lease pursuant to the provisions of Section 20, except in the event the Premises are sold as a result of the exercise of any power of sale under any mortgage or deed of trust, in which event this Lease shall be automatically amended to delete any reference to this Section 4(F), and Tenant shall be entitled to immediate reimbursement of the Security Deposit from the party then holding same.

5	REAL ESTATE TAXES AND RENTAL TAX.

(A)	Tenant shall pay as Additional Rental to Landlord annual Real Estate Taxes (as defined in Section 5(D) and assessments levied upon the Premises, together with a pro rata share of taxes and assessments on the Common Areas of the Shopping Center.

(B)	If the Premises together with a pro rata share of the Common Area are not separately assessed, the applicable taxes and assessments shall be determined by the ratio that the gross floor area of the Premises, including mezzanine, if any, bears to the total floor area, including mezzanine, if any, of the building or buildings located within the legal tax parcel on which the Premises are located and for which a separate assessment is made.

(C)	Any such tax for the year in which this Lease commences or ends shall be apportioned and adjusted. With respect to any assessment which may be levied against or upon the Premises and which, under the laws then in force, may be evidenced by improvement or other bonds, payable in annual installments, only the annual payments on such assessment shall be included in computing Tenant’s obligation for taxes and assessments.

(D)	The term “Real Estate Taxes” means any form of assessment, permit fee, license fee, commercial rental tax, levy or tax imposed by any authority having direct or indirect power to tax, including, without limitation, any city, county, state or federal government, or any school, agricultural, power, lighting, drainage, sewer, water or other improvement district thereof and any other governmental levy, charge, surcharge expense or imposition, general or special, ordinary and extraordinary, unforeseen or foreseen of any kind or nature (including without limitation, assessments for public improvements or benefits), that applies to the Premises or the Common Area whether prior to or during the Lease Term, or any legal or equitable interest of Landlord in the Premises or the Common Area, including all so-called special assessments; and also all taxes, licenses, fees or charges on account of the leasing of the Premises, any use which may be made of the Premises or the Common Area or any activity thereon during the term, and any tax or excise on, assessed against or calculated with respect to the rent payable or received for the Premises, however denominated; but not any income tax of Landlord as income taxes are understood as of the Effective Date. Real Property Tax also includes any tax, levy, assessment or fee enacted after the Effective Date and intended as a substitute, in whole or part, for another Real Property Tax, even if the substitute is based upon the income of Landlord. If the substitute tax is based upon the income of Landlord, the amount thereof attributed to the Premises shall be calculated as if only the Shopping Center were subject to the substitute tax.

(E)	Tenant shall also pay as Additional Rental to Landlord any and all excise, privilege and other taxes, other than net income and estate taxes levied or assessed by any federal, state or local authority upon the rent received by Landlord hereunder, and Tenant shall bear any business tax imposed upon Landlord by any governmental authority which is based or measured in whole or in part by amounts charged or received by Landlord from Tenant under this Lease (referred to herein as “Rental Taxes”).

(F)	Said portion of the Additional Rental is due ten (10) days after the date of mailing of a statement therefor.

(G)	Landlord may estimate the amount of Real Estate Taxes and Rental Taxes or any of them next due and impound as Additional Rental from Tenant on a monthly basis the amount of Tenant’s estimated tax obligation as set forth in Section 4(B).

6	PERSONAL PROPERTY TAXES. During the term hereof, Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises, and when possible, Tenant shall cause such fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Landlord. In the event any or all of Tenant’s fixtures, furnishings, equipment and other personal property shall be assessed and taxed with Landlord’s real property, Tenant shall pay as a portion of Additional Rental to Landlord its share of such taxes. Landlord may estimate the amount of such taxes next due and impound as Additional Rental from Tenant on a monthly basis Tenant’s estimated obligation as set forth in Section 4(B).

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7	CONSTRUCTION

	(A)	Landlord’s Work. Tenant shall be solely responsible for the costs of all the improvements on or in the Premises, including any and all permit fees, utility connection fees and charges, license fees, or other fees or charges in connection with the use and improvement of the Premises by Tenant and the operation of Tenant’s business on or in the Premises. Any such fees or charges relating to Tenant’s improvement work or business which were left unpaid by Tenant and later charged back to Landlord shall be invoiced back to Tenant at one hundred ten percent (110%) of Landlord’s actual cost. Any such invoice to Tenant shall be due and payable within five (5) days of mailing of a statement therefor.

	(B)	Plans. Tenant agrees that no permanent Tenant improvements will be undertaken by Tenant, its contractors or employees without the written consent of Landlord. Said improvement drawings must be presented to Landlord in duplicate in a form that provides adequate information and detail, including, without limitation, dimensions, sections, specifications, details, and manufacturer’s cut sheets. To adequately define the anticipated improvements, such plans shall be reviewed and returned to Tenant in a reasonable time with (i) approval, (ii) approval with comments, or (iii) disapproval with comments needing additional information.

	(C)	In no case will Tenant’s improvements include:

(I)	Any structural changes, including improvements involving the roof or placing anything on the roof, without consulting directly with Landlord’s structural engineer, (please contact Landlord directly), at Tenant’s sole cost;

(II)	Any exterior changes without consulting with Landlord’s architect at Tenant’s sole cost; or

(III)	Make any improvements involving the roof, including roof penetrations, without (a) designing such improvements in strict compliance with Landlord’s guidelines and contracting with Landlord’s roofing contractor, (please contact Landlord directly) so as to not void Landlord’s roof guarantee at Tenant’s sole cost and expense, and (b) obtaining final inspection and written approval upon completion of the work from Landlord’s roofing contractor.

(D)	Bonds and Fees. Prior to commencement of Tenant’s construction work, Tenant shall provide Landlord with written verification that Tenant’s contractors have been issued performance and/or labor and material payment bonds insuring lien-free completion of the proposed construction work and written proof that Tenant has paid for any and all clearances, permits, fees (including water and sewer fees), or assessments that would be required by any governing agency covering any and all Tenant improvements or uses being conducted in the Premises.

(E)	Tenant’s Notification. Prior to commencement of Tenant’s construction work, Tenant shall notify Landlord of the anticipated Tenant improvement commencement date at least fourteen (14) days before said date to enable Landlord to record and post any and all legal notices required by Landlord, including, without limitation, a notice of non-responsibility.

(F)	Tenant Improvement Allowance. Landlord shall provide Tenant with the Allowance set forth in Section 1(I) for Tenant’s permanent building improvements, additions and alterations, excepting movable furniture and trade fixtures (collectively “TI”) over and above the standard Exhibit “C” improvements. The Allowance (or portion thereof) shall be conditioned upon the following:

(I)	At Tenant’s sole cost and expense, Tenant shall use Landlord’s architect or a licensed architect to generate a biddable, permittable set of architectural (and food service, if applicable) plans within fourteen (14) days after the Effective Date.

(II)	If Tenant elects to release such plans for bidding by contractors, Landlord shall have the right, but not the obligation, to (a) review and approve the bids from and qualifications of such outside contractors to ensure consistency in scope and quality of work.

(III)	TI shall be paid as follows:

(a)	If Landlord’s contractor (“Contractor”) performs the TI construction work, Contractor shall be paid pursuant to Contractor’s construction contract with Tenant. Landlord shall make such payment to Contractor only upon full payment by Tenant of the difference, if any, between the total TI construction contract amount and the Allowance.

(b)	If an outside contractor performs the TI construction work, then TI will be paid upon the completion and/or Landlord’s receipt of the following:

(i)	Landlord’s inspection and approval of TI work, including (if applicable) a written certification from Landlord’s original roofing contractor stating that all roof penetrations have been properly sealed and the roof warranty shall continue in full force and effect;

(ii)	Copies of all paid invoices.

(iii)	Recorded copy of the notice of completion relating to Tenant’s improvements;

(iv)	Written evidence from a bona fide title company that no liens are of record subsequent to the mechanic’s lien filing deadline;

(v)	Notarized unconditional final lien waiver in recordable form for work completed; and

(vi)	Copies of certificates of occupancy, final sanitation district inspection certificate, permits and/or clearances required by all governing agencies, and written proof that all fees relating to Tenant’s construction work have been paid by Tenant.

(c)	Notwithstanding the above, TI shall only be paid if Tenant is open for business and not in default under this Lease.

(d)	Tenant shall use the Allowance (or portion thereof) solely for the construction of TI. Landlord makes no representation or warranty that the Allowance will be sufficient to complete the construction of TI. Tenant shall pay for all costs to construct TI to the extent the construction cost exceeds the Allowance. To the extent the cost of TI is less than the Allowance, that amount shall be retained by Landlord.

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8	PARKING AND COMMON AREAS.

(A)	Definition. The term “Common Area” shall mean the portions of the Shopping Center that, at the time in question, have been designated and improved for common use by, or for the benefit of, more than one tenant (or other person or entity) entitled to the use and occupancy of any portion of the Shopping Center, including without limitation (if and to the extent facilities therefor are provided by Landlord at the time in question), the land and facilities utilized for or as parking areas; access and perimeter roads; truck passageways and loading platforms therein; service corridors and stairways providing access from store premises to such platforms and truck passageways; above-ground and subsurface passageways and facilities; landscaped areas, exterior walks, arcades, stairways, ramps, interior corridors, escalators, elevators, stairs, pedestrian walks and balconies; directory equipment; pylon and/or monument signs that contain the name of the Shopping Center as an integral part of the sign; underground storm and sanitary sewers, utility lines, sprinkler systems and the like; washrooms, comfort and first aid stations, drinking fountains, toilets and other public facilities; community rooms and auditoriums; parcel pick-up stations, bus stations, taxi stands and other public transportation facilities. Any portion of the Shopping Center so included within Common Areas shall be excluded therefrom when designated by Landlord for a non-common use, and any portion not theretofore included within Common Area shall be included when so designated and improved for common use.

(B)	Use. Landlord covenants that the Common Area shall be available for the nonexclusive use of Tenant during the Lease Term, provided that the condemnation of any or all of the Common Area and temporary interruptions in use due to repairs and maintenance, or to prevent having the Common Area deemed as having been dedicated to public use, shall not constitute a violation of this covenant. Landlord shall have the sole and exclusive control of the Common Area and hereby reserves the right to make changes to such areas, including, without limitation, the entrances, exits, traffic lanes and the boundaries and locations of the parking area(s). This Lease shall be subordinate to any agreement of record existing as of the date of this Lease or subsequently placed upon the Shopping Center or the real property of which the Premises are a part, which agreement provides for reciprocal easements and restrictions pertaining to the Common Area, and in the event of conflict between the provisions of such agreement and this Lease, the provisions of such agreement shall prevail. Notwithstanding anything to the contrary set forth herein, any covenants granted by Landlord to Tenant under this Lease are limited to the portions of the Shopping Center that are owned by Landlord at the time of the grant. In addition, such covenants are subject to the terms and conditions of the Shopping Center restrictions and the reciprocal easement agreement, as may be amended from time to time.

(C)	Improvements. Landlord shall cause substantially all of the Common Area to be graded, paved, lighted and appropriately marked and landscaped and shall keep, or cause to be kept by others if Landlord is not responsible for management of the Shopping Center, the Common Area in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof, but all expenses in connection with the Common Area shall be charged and prorated in the manner set forth in Section 4(B) and as provided below. It is understood and agreed that the phrase “expenses in connection with the Common Area” as used herein shall be construed to include, but not be limited to, all sums expended by Landlord in connection with the Common Area for all general maintenance and repairs, resurfacing, painting, re-striping, cleaning, sweeping and janitorial services; planting and landscaping; lighting and other utilities; pylon and/or monument signs that contain the name of the Shopping Center as an integral part of the signs; directional signs and other markers and bumpers; replacement reserves established by Landlord; and personnel to implement such services and to police the automobile parking in the Common Areas. Said expenses and supervision fee shall herein be referred to as “Common Area Expenses.” If various parcels within the Shopping Center are, or shall become, separately managed, Landlord shall be responsible for maintaining only parcels of which the Premises are a part and other parcels Landlord is charged with maintaining.

(D)	Proportionate Costs. Landlord shall periodically send to Tenant a statement itemizing in reasonable detail, the total Common Area expenses, and Tenant shall pay as Additional Rent to Landlord, Tenant’s share of such expenses. Tenant’s pro rata share shall be determined by the ratio that the number of square feet of gross floor area in the Premises bears to the total number of square feet area of all buildings in the Shopping Center. In the event the Shopping Center of which the Premises are a part consists of more than one (1) subdivided parcel, or if certain operating expenses and/or invoices (i.e., building repair and maintenance costs, management fees, real estate taxes, etc.) are attributable only to a portion of the Shopping Center, Landlord may elect to determine Tenant’s pro rata share of said expenses based upon the ratio that the number of square feet of gross floor area in the Premises bears to (a) less than all parcels comprising the Shopping Center, or (b) the total number of square feet of the gross floor area of all buildings to which said expenses/invoices are attributable. By way of example, if an invoice for $100.00 is for a service that relates only to 15,000 square feet of buildings within the Shopping Center and if the Premises is part of said 15,000 square feet, Landlord may elect to pro-rate said $100.00 invoice to Tenant based upon a fraction, the numerator of which shall be the building square footage of the Premises, and the denominator of which shall be 15,000 square feet. There shall be an appropriate adjustment of Tenant’s share of the expenses as of the commencement and expiration of the Lease Term. The term “gross floor area” shall mean ground floor area and second floor and mezzanine area(s), if any, with measurements from the outside of exterior walls. Additional Rental is due ten (10) days after the date of mailing of the statement therefor. Landlord may estimate the amount of Common Area expenses next due, and collect and impound, as a portion of Additional Rental from Tenant, on a monthly basis, the amount of Tenant’s pro rata share as set forth in Section 4(B).

(E)	Right to Use Common Area. Tenant, for the use and benefit of Tenant, its agents, employees, customers, licensees and subtenants, shall have the non-exclusive right in common with Landlord, and other present and future owners, tenants and their agents, employees, customers, licensees and subtenants, to use the Common Area during the entire Lease Term, for ingress and egress, roadway, sidewalk and automobile parking; provided, however, Tenant and Tenant’s employees shall at all times park their automobiles in accordance with the rules and regulations of the Shopping Center.

(F)	Rules and Regulations. Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against Tenant and the other users of the Common Areas, such reasonable rules and regulations (including the exclusion or restriction of employees’ parking in Common Areas) as Landlord may deem necessary or advisable for the efficient operation and maintenance of the Common Areas and the Shopping Center. The rules and regulations may include, without limitation, the hours during which the Common Areas shall be open for use. Tenant acknowledges and agrees that the rules and regulations attached to this Lease as Exhibit “B” are the rules and regulations currently in effect with respect to the Shopping Center, and agrees to abide by and comply with such rules and regulations, subject to their modification from time to time as referred to above.

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9	USES PROHIBITED AND DELIVERIES.

(A)	Dangerous Uses. Tenant shall not use, or permit the Premises or any part thereof, to be used for any purpose or purposes other than the Permitted Use for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the Building (once such rate is established), or cause a cancellation of any insurance policy covering the Building or any part thereof, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises, any article which may be prohibited by standard form or fire insurance policies. Tenant shall, at its sole cost, comply with any and all requirements (pertaining to the use of the Premises) of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Building and appurtenances. In the event Tenant’s use of the Premises results in a rate increase for the Building, Tenant shall pay annually, as Additional Rental, within five (5) days after request therefor by Landlord, a sum equal to the additional premium occasioned by such rate increase.

(B)	Deliveries. Tenant shall use its best efforts to complete or cause to be completed, all deliveries, loading, unloading, rubbish removal and other services prior to 10:00 a.m. of each day. Landlord reserves the right to further regulate the activities of Tenant in regard to deliveries and servicing of the Premises, and Tenant agrees to abide by such further, reasonable nondiscriminatory regulations of Landlord.

10	ALTERATIONS AND FIXTURES.

(A)	Tenant shall not make, or suffer to be made, any alterations of the Premises, or any part thereof, including the addition of any equipment to be placed on the roof, without the prior written consent of Landlord, and the prior receipt by Landlord of a copy of Tenant’s building permit and the issuance of performance and/or labor and material payment bonds insuring lien-free completion of the proposed alterations. Any additions to or alterations of the Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord. Any such alterations shall be in conformance with the requirements of all municipal, state and federal authorities.

(B)	Tenant agrees to fully fixturize the Premises and open for business no later than the date specified in Section 3(C).

(C)	Tenant shall be solely responsible for all costs associated with any additions or alterations to the Premises performed by or for Tenant, including any and all permit fees, license fees, utility charges or other fees or charges, except those costs expressly agreed to be paid by Landlord under the terms of this Lease.

(D)	Upon the expiration or earlier termination of this Lease, Tenant shall not remove any original equipment installed by Landlord or permanent partitions, electrical or plumbing items added by Tenant. All personal property and trade fixtures shall be removed by Tenant. Any damage done to the Premises in connection with the removal of Tenant’s personal property and removable trade fixtures shall be repaired at Tenant’s sole cost and expense. Unless removed as specified in this paragraph, all such alterations, additions, improvements, fixtures, trade fixtures and personal property, and the repair of any damage associated with such removal, shall be reimbursed by Tenant to Landlord upon completion of such removal.

(E)	Landlord may impose, as a condition to its consent to any alterations, such requirements as Landlord may deem necessary, including, without limitation, the manner in which the work is to be done, the right of approval of the entity which shall contract to perform the work, and the times during which the work is to be accomplished.

11	BUILDING MAINTENANCE AND REPAIR.

(A)	Tenant’s Obligations. Tenant shall, subject to Landlord’s obligations provided herein, at all times during the Lease Term, and at Tenant’s sole cost and expense, keep, maintain and repair (including any damage caused as a result of any burglary or by natural elements which were not covered under Landlord’s insurance as stated in Section 13, or, if covered, the deductible amount of such coverage, plus any amounts in excess of such coverage) the building and other improvements upon the Premises in good and sanitary order and condition, including, without limitation, the maintenance and repair of roof maintenance and repair, maintenance, repair and replacement of the heating and air conditioning systems, including the maintenance of a service contract, storefront, glass, doors, window casements, glazing, plumbing, pipes, electrical wiring and conduits. Tenant shall promptly replace any portion of the Premises, or any system or equipment in the Premises, which cannot be fully repaired, with new equipment of like kind and quality. Tenant shall also, at its sole cost and expense, be responsible for the cost of the deductible amount of any insured peril under Landlord’s insurance as stated in Section 13, and for any alterations or improvements to the Premises necessitated as a result of the requirement of any municipal, state or federal authority as a result of Tenant’s use of the Premises. Tenant hereby waives all rights to make repairs at the expense of Landlord. Should Tenant fail to (i) make needed repairs and replacements within three (3) days after written demand by Landlord, or (ii) complete any repairs or replacements within a reasonable time after written demand by Landlord, Landlord may make the repairs or replacements without liability to Tenant for any loss or damage that may accrue to Tenant’s stock or business, and Tenant shall pay to Landlord, within ten (10) days of Landlord’s written demand, the costs incurred by Landlord in the making of any repairs or replacements. Said payment to Landlord shall be in default if not received by Landlord within ten (10) days of Landlord’s written demand therefor. By entering into the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair. Tenant shall provide a punch list of required modifications to defects within fifteen (15) days of occupancy. Tenant agrees to surrender the Premises with appurtenances upon the expiration or earlier termination of this Lease, in the same condition as when received except for reasonable use and wear.

(B)	Landlord’s Obligations. Landlord shall, subject to Tenant’s reimbursement as herein provided, maintain and keep in good repair the Building, including without limitation, the exterior walls, the roof and the sidewalks, including any vacant spaces and respective storefronts. Landlord shall arrange, subject to Tenant’s reimbursement, for the collection of trash, cleaning of sidewalks, exterior window washing. Tenant shall only use the trash container in the parking or Common Area designed by Landlord for Tenant’s use. Tenant agrees that it will not, nor will it authorize any person to, go onto the roof of the Premises or the Building without the prior consent of Landlord. Such consent will be given only upon Landlord’s satisfaction that any repairs necessitated as a result of Tenant’s action will be made by Landlord’s roofing contractor, at Tenant’s expense, and will be made in such a manner so as not to invalidate any guarantee relating to the roof. Landlord shall not be required to make any repairs to the exterior walls, roof and sidewalks, unless and until Tenant has notified Landlord in writing of the need for such repairs and Landlord shall have had a reasonable period of time thereafter to commence and complete such repairs. Tenant shall pay to Landlord, as Additional Rental, its pro rata share of the cost of such repairs and maintenance incurred by Landlord and replacement reserves established by Landlord. Said pro rata share shall be determined according to the area of the Premises, including mezzanine, if any, as it relates to the total leasable area of the Building. Said Additional Rental shall be due ten (10) days after the date of mailing of a statement therefor and payable pursuant to Section 4(B)(IV) of the Lease.

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(C)	Landlord’s Right to Remodel Shopping Center. Landlord shall have the right, at any time, to remodel or permit the remodeling of all or any part of the Shopping Center or the surrounding property, including, without limitation, remodeling of existing structures, the landscape or re-landscape of portions of the Shopping Center, the change, modification or alteration of parking, access or other traffic matters in accordance with Landlord’s plans, specifications, or work drawings, if any, and the right but not the obligation to enclose or otherwise cover all or a part of the Common Areas (including without limitation Landlord’s building of “plywood tunnels” or other structures from the sidewalk to Tenant’s front door, or as otherwise required for the safe performance of the work).

(I)	Remodeling shall mean any addition, expansion, change, modification, or refurbishing of any portion of the Shopping Center or the surrounding property made during the term of the Lease, including any expansion or remodel by the major market/anchor tenant, if any.

(II)	With regard to any remodeling pursuant to this Section, Tenant hereby releases Landlord from any liability, reimbursement or offset claimed as a result of (i) any interference or diminution of access to the Premises, (ii) resultant noise or dust; and (iii) reduction or limitation of available parking spaces for tenant’s employees and/or invitees. Landlord will use commercially reasonable efforts to minimize interference with Tenant’s operation and use.

12	COMPLIANCE WITH LAWS. Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force or which may hereafter be in force pertaining to Tenant’s use of the Premises, and shall faithfully observe in such use all municipal ordinances and state and federal statutes now in force or which shall hereinafter be in force. Tenant shall further be solely responsible for the cost of any alterations or improvement to the Premises necessitated as a result of the requirement of any municipal, state or federal authority as a result of Tenant’s use of the Premises. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such order or statute in such use, or the directive of any municipal, state or federal agency that such use necessitates such alteration or improvement, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance or other act or thing, including offensive odors, which may disturb the quiet enjoyment of any other tenant in the Building or the Shopping Center.

13	INSURANCE.

(A)	Landlord shall maintain during the Lease Term insurance on the Building against damage by fire, vandalism, malicious mischief and other perils contained within the classification of “special causes of loss” for an amount not less than one hundred percent (100%) of the replacement cost of the Building. Such insurance shall contain a replacement cost endorsement, reasonable deductibles and no co-insurance or contribution clauses and may contain, at Landlord’s sole discretion, earthquake, flood and/or rental income insurance. Landlord shall also maintain liability insurance with respect to the Common Area. Landlord may, but shall not be obliged to, take out and carry any other form or forms of insurance as Landlord or Landlord’s lenders may reasonably require. Notwithstanding any contributions by Tenant to the cost of insurance premiums with respect to the Building or any alterations of the Premises, as may be provided herein, Tenant acknowledges that Tenant has no right to receive any proceeds from any such insurance policies carried by Landlord. Tenant shall also be responsible for the cost of the deductible amount of any insured peril attributable to any casualty occurring in or to the Premises.

(B)	Tenant shall also pay to Landlord, as Additional Rental hereunder, its pro rata share of the cost of said insurance to be determined by the relationship that the gross floor area of the Premises, including mezzanine, if any, bears to the total gross floor area of the Building or buildings for which such policy relates. Said Additional Rental is due ten (10) days after the date of mailing of the statement therefor. Landlord may estimate the cost of said insurance and collect and impound as Additional Rental Tenant’s share of such cost as set forth in Section 4(B).

14	INDEMNIFICATION OF LANDLORD-LIABILITY INSURANCE BY TENANT.

(A)	Tenant Insurance Requirements. Tenant, at its sole cost and expense, shall, commencing on the date Tenant is given access to the Premises for any purpose, and during the entire Lease Term, procure, pay for and keep in full force and effect:

(I)	Commercial general liability insurance with respect to the Premises and the operations of, or on behalf of, Tenant in, on, or about the Premises, including, without limitation, personal injury, product liability (if applicable), blanket contractual, owner’s protective, broad form property damage liability coverage, host liquor liability and owned and non-owned automobile liability in an amount not less than One Million and 00/100 Dollars ($1,000,000.00) combined single limit. Said limit is subject to increase in an amount as Landlord may reasonably require from time to time. Such policy shall contain the following provisions:

(a)	Separation of insureds; and

(b)	An endorsement stating “such insurance as afforded by this policy for the benefit of Landlord shall be primary as respects any liability or claims arising out of the occupancy of the Premises by Tenant, or Tenant’s operations and any insurance carried by Landlord shall be excess and non-contributory”.

(II)	With respect to improvements, alterations and the like required or permitted to be made by Tenant hereunder, contingent liability and builder’s risk insurance;

(III)	Worker’s compensation coverage as required by law, together with employer’s liability coverage;

(IV)	Property insurance coverage on all Tenant’s property within the Premises, including tenant improvements, furniture, fixtures, equipment and personal property, against fire, vandalism, malicious mischief, extra expense, loss of income, and such other additional perils as now are, or hereafter may be included, within the classification of “special causes of loss” coverage;

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(V)	All policies of insurance required to be carried by Tenant pursuant to these requirements shall be written by responsible insurance companies reasonably acceptable to Landlord and authorized to do business in the state and location of the Premises. Any such insurance required by Tenant hereunder may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. A copy of each paid up policy evidencing such insurance or a certificate of insurance evidencing such policy shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises, and upon renewals, prior to the expiration of such coverage. Tenant’s policies of insurance shall contain provisions that the company writing the policy will give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. In no event shall the then limits of any policy be considered as limiting the liability of Tenant under this Lease;

(VI)	Each policy evidencing the above insurance shall contain a provision including Landlord and any other parties in interest designated by Landlord as an additional insured, and a waiver by Tenant’s insurers of any right to subrogation against Landlord, its agents, employees and representatives which arises or might arise by reason of any payment under such policy, or by reason of any act or omission of Landlord, its agents, employees or representatives; and

(VII)	If Tenant fails to provide Landlord with the insurance documentation as required by this Lease, including but not limited to this Section 14, such failure shall constitute a Default under this Lease and, upon notice to Tenant, Landlord shall have the immediate right but not the obligation to either terminate or uphold the Lease as follows:

(a)	Elect to terminate the Lease and Tenant’s right to possession hereunder, or

(b)	Uphold the Lease and:

(i)	Require Tenant to immediately cease any activity that is the subject of the insurance documentation at issue, including but not limited to construction activities, and Landlord shall have the right to immediate injunctive relief against Tenant preventing further violative activities and shall be entitled to reimbursement from Tenant of all resultant damages and costs, including but not limited to attorneys’ fees and costs.

(ii)	Landlord may procure such insurance and pay the premiums therefor, in which event Tenant shall pay Landlord one hundred ten percent (110%) of all sums so paid by Landlord within ten (10) days following Landlord’s written demand to Tenant therefor.

(B)	Indemnification. Tenant shall defend, indemnify and hold harmless Landlord and Landlord’s lenders from and against all loss, cost and liability including attorney’s fees and costs arising out of or in connection with any claims due to Tenant’s use or occupancy of the Premises or the conduct of its business arising from any act, neglect, fault or omission of Tenant, or of its agents, employees or invitees. However, this indemnification shall not apply if it is ultimately determined that such claims, liabilities, expenses, actions or proceedings were caused solely by the gross negligence or the willful misconduct of Landlord.

(C)	Damage to Tenant’s Property. Landlord shall use its best efforts to conduct its activities with respect to the Premises in a prudent and businesslike manner. However, neither Landlord nor its agents shall be liable for any damage to property of Tenant or any property entrusted to employees of Tenant, nor the loss of, or the damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other patent or latent cause whatsoever, excepting only gross negligence by Landlord. Neither Landlord nor its agents shall be liable for interference with the light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building, or of defects therein or in the fixtures or equipment.

(D)	Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of, or damage to, such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damages. Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

(E)	Hazardous Materials Indemnity.

(I)	Tenant covenants and agrees that Tenant shall at all times from and after delivery of possession of the Premises to Tenant, be responsible and liable for, and be in complete and strict compliance with all applicable present and future governmental regulations of all governmental authorities having jurisdiction of the Premises relating to or arising directly or indirectly out of or in connection with the use, analysis, generation, manufacture, production, purchase, transportation, storage, treatment, release, removal or disposal of Hazardous Materials in, on, under or about the Premises by Tenant. The term “Hazardous Materials” as used herein shall include, without limitation, whether now or subsequently listed in any listing or publication of any applicable governmental authorities defining hazardous materials, the following: (1) any “hazardous waste” as defined by Resource Conservation and Recovery Act of 1976 (42 U.S.C., Section 6901, et seq.) (“RCRA”), as amended from time to time and regulations promulgated thereunder; (2) any “hazardous substance” being “released” in “reportable quantity” as such terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C., Section 9601, et seq.) (“CERCLA”), as amended from time to time and regulations promulgated thereunder; (3) asbestos; (4) polychlorinated biphenyls; (5) urea formaldehyde insulation; (6) “hazardous chemicals” or “extremely hazardous substances”, in quantities sufficient to require reporting, registration, notification and/or special treatment or handling under the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C., Section 11001, et seq.) (“EPCRA”) as amended from time to time and regulations promulgated thereunder; (7) any “hazardous chemicals” in levels that would result in exposures greater than those allowed by permissible exposure limits established pursuant to the Occupational Safety and Health Act of 1970 (29 U.S.C., Section 651, et seq.) (“OSHA”), as amended from time to time and regulations promulgated thereunder; (8) any substance which requires reporting, registration, notification, removal, abatement and/or special treatment, storage, handling or disposal under Sections 6,7 or 8 of the Toxic Substances Control Act (15 U.S.C., Section 2601, et seq.) (“TSCA”) as amended from time to time and regulations promulgated thereunder; (9) any toxic or hazardous chemicals described in Occupational Safety and Health Standards (29 C.F.R. 1910 1000, et seq.) in levels which would result in exposures greater than those allowed by the permissible exposure limits pursuant to such Governmental Regulations; (10) the contents of any storage tanks, whether above or below ground; and (11) anything defined as hazardous, toxic or “controlled” industrial waste under any present or future governmental regulations relating to “Environmental Protection”, “Environmental Matters”, “Industrial Hygiene” as such terms are defined in this Section 14(E)(I), use, analysis, generation, manufacture, production, purchase, transportation, storage, treatment, release, removal and disposal of Hazardous Materials. The terms “Environmental Protection”, “Environmental Matters” and “Industrial Hygiene” as used herein shall include, without limitation, any matter which affects the environment or which may affect the environment, the use of sophisticated electrical and/or mechanical equipment, chemical, electrical, radiological or nuclear processes, radiation, sonar and sound equipment, use of lasers, and laboratory analysis and materials. The term “governmental regulations” relating to Hazardous Materials shall mean all applicable governmental regulations promulgated by all applicable governmental authorities relating to air pollution, water pollution, noise control and/or transporting, storing, handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, including, without limitation, the following as same may be amended from time to time: (i) the Clean Air Act (42 U.S.C., Section 7401, et seq.); (ii) the Marine Protection, Research and Sanctuaries Act (33 U.S.C., Section 1401-1445); (iii) the Clean Water Act (33 U.S.C., Section 1251, et seq.); (iv) RCRA, as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C., Section 6901, et seq.); (v) CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C., Section 9601, et seq.); (vi) TSCA; (vii) the Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C., Section 135, et seq.); (viii) the Safe Drinking Water Act (42 U.S.C., Section 300(f), et seq.); (ix) OSHA; (x) the Hazardous Liquid Pipeline Safety Act (49 U.S.C., Section 2001, et seq.); (xi) the Hazardous Materials Transportation Act (49 U.S.C., Section 1801, et seq.); (xii) the Noise Control Act of 1972 (42 U.S.C., Section 4901, et seq.); (xiii) EPCRA; (xiv) National Environmental Policy Act (42 U.S.C. Section 4321-4347); and (xv) the Safe Drinking Water and Toxic Enforcement Act of 1986.

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(II)	Tenant shall be deemed to be (1) the person in control, (2) an operator of the Premises and (3) the person in charge with respect to the Premises for purposes of reporting requirements under CERCLA, as amended. Tenant agrees that (i) should it know of the release or escape or threatened release or escape of any Hazardous Materials, in, on, under or about the Premises, including, without limitation, the release or escape or threatened release or escape of any Hazardous Materials in connection with construction of the initial improvements or in connection with any repairs or alterations made by Tenant to the Premises or any part thereof, that it will promptly notify Landlord of such release or escape or threatened release or escape, and (ii) it will provide all warnings of exposure to Hazardous Materials in, on, under or about the Premises in strict compliance with all governmental regulations.

(III)	Tenant covenants and agrees that Tenant shall at no time use or permit the Premises to be used in violation of governmental regulations relating to Hazardous Materials. Tenant shall assume sole and full responsibility for, and shall promptly remedy at its sole cost and expense, all such violations, provided that Landlord’s written approval of any remedial actions shall first be obtained, which approval shall not be unreasonably withheld. Further, Tenant shall not enter into any settlement agreement, consent decree or other compromise relating to Hazardous Materials in any way connected with the Premises, without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert Landlord’s interest with respect thereto. Tenant shall at no time use, analyze, generate, manufacture, produce, transport, store, treat, release, dispose of or permit the escape of, or otherwise deposit in, on, under or about the Premises, any Hazardous Materials, without Landlord’s prior written consent. Tenant’s compliance with the terms of this Section 14(E)(III) and with all governmental regulations relating to Hazardous Materials shall be at Tenant’s sole cost and expense. Tenant shall pay or reimburse Landlord promptly upon demand for any costs or expenses incurred by Landlord (with interest thereon at the Default Rate), including Landlord’s actual attorneys’, engineers’, consultants’ and other experts’ fees and disbursements incurred or payable to determine, review, approve, consent to or monitor the requirements for compliance with governmental regulations relating to Hazardous Materials, including, without limitation, above and below ground testing. If Tenant fails to comply with the provisions of this Section 14(E)(III), Landlord shall have the right, but not the obligation, without in any way limiting Landlord’s other rights and remedies, to enter upon the Premises or to take such other actions as Landlord deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Materials on or affecting the Premises following the receipt of any notice or information asserting the existence of any Hazardous Materials. All costs and expenses paid or incurred by Landlord in the exercise of any such rights shall be payable by Tenant to Landlord upon demand with interest thereon at the Default Rate. Notwithstanding any other provision of this Lease, it shall be an event of default under this Lease, entitling Landlord to exercise any of its rights and remedies under this lease if any provision of this Section 14(E) is not strictly complied with at all times. Upon the termination of the Lease Term for any reason whatsoever, Tenant covenants and agrees to deliver the Premises to Landlord free of any and all Hazardous Materials so that the condition of the Premises shall conform to and be in strict compliance with all governmental regulations relating to Hazardous Materials.

(IV)	Landlord shall have the right, upon written notice to Tenant (“Landlord’s Notice”), at any time and from time to time during the Lease Term, including, without limitation, (i) prior to the expiration or earlier termination of this Lease, and/or (ii) in conjunction with a proposed assignment of this lease or a proposed sublease of all or a part of the Premises requested by Tenant (in which event, Tenant’s satisfaction of its obligation under this Section 14(E)(IV) shall be a condition precedent to Landlord’s consent to any such proposed assignment or sublease), to require Tenant, at its sole cost and expense, to cause an environmental audit and survey (“Survey”) to be made of the Premises not later than fifteen (15) days following Landlord’s Notice by an environmental consulting firm (“Consulting Firm”) approved and/or designated by Landlord to determine whether the Premises contains any Hazardous Materials. Tenant shall upon completion of the Survey promptly furnish to Landlord a copy of the Survey prepared by the Consulting Firm. In the event the Survey shall disclose the presence of Hazardous Materials in, on, under or about the Premises, and if Landlord determines based upon the original approved working drawings for the initial improvements, or on the basis of any subsequent drawings submitted to Landlord pursuant to the terms of this Lease, or on the basis of other information and data available to Landlord that the existence of Hazardous Materials arose out of or is in any way connected with the use, analysis, generation, manufacture, production, purchase, transportation, storage, treatment, release, removal and disposal or escape of Hazardous Materials or products containing Hazardous Materials by Tenant during the period of Tenant’s occupancy of the Premises (“Tenant Installed Hazardous Materials”), (i) Tenant shall, within thirty (30) days after completion of the Survey, at its sole cost and expense, cause all of the Tenant Installed Hazardous Materials to be abated and removed from in, on, under or about the premises and transported from the Shopping Center for use, storage or disposal in compliance with all governmental regulations relating to Hazardous Materials and Landlord’s hazardous materials abatement criteria by a hazardous materials abatement contractor (“Abatement Contractor”) licensed in the state in which the Shopping Center is located and approved by Landlord, until the date Landlord receives certification from the Abatement Contractor that all Tenant Installed Hazardous Materials have been abated and removed from in, on, under or about the Premises, and transported from the Shopping Center for use, storage or disposal in compliance with all governmental regulations relating to Hazardous Materials, or (ii) Landlord may, at its sole option, upon written notice to Tenant cause all of the Tenant Installed Hazardous Materials to be abated and removed from in, on, under or about the Premises and transported from the Shopping Center for use, storage or disposal in compliance with all governmental regulations relating to Hazardous Materials by a hazardous materials Abatement Contractor selected by Landlord, in which event, the costs and expenses of such abatement, removal and disposal, as reasonably estimated by Landlord, shall be paid to Landlord by Tenant, as Additional Rent, within ten days after receipt of an invoice therefor. In the event Tenant fails to timely perform its obligations under this Section 14(E)(IV), Landlord shall have the right (but shall not be obligated) to perform Tenant’s obligations under this Section 14(E)(IV), in which event, Tenant shall pay Landlord as Additional Rent, promptly upon demand, the costs and expenses thereof, with interest thereon, at the Default Rate. Landlord and Tenant agree that the foregoing monthly charge represents a reasonable estimate of the financial losses suffered by Landlord by Tenant’s failure to timely perform its obligations under this Section 14(E)(IV).

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15	LIENS.

	(A)	Prior to commencing any work relating to any alterations, improvements or additions (as may be approved by Landlord), Tenant shall notify Landlord in writing of the expected date of commencement. Tenant shall not commence the making of any approved alterations until fifteen (15) days after Landlord shall have received notice of the commencement date thereof, to enable Landlord to post and record any appropriate notice of non-responsibility. Landlord shall have the right at any time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect Landlord and the Premises from mechanic’s liens, materialmen’s liens or any other liens. In performing the work on any such alterations, improvements or additions, Tenant agrees to cooperate with Landlord in arranging and undertaking such work so as to minimize any adverse impact and business interruption of Tenant, Landlord or any other occupant of the Shopping Center, and to diligently complete all such work. In no event shall such work be performed in a manner that obstructs access to the Shopping Center or to the premises of any other occupant of the Shopping Center. Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant for use in improving the Premises. Tenant shall keep the Premises, the Building, and the Shopping Center free from any liens arising out of any work performed, material furnished or obligation incurred by Tenant. Should any mechanic’s or other lien be filed against the Premises, the Building, the Shopping Center, or any part thereof by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) business days after notice by Landlord. Tenant hereby indemnifies and holds Landlord harmless against loss, damage, attorney’s fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or persons claiming under it.

	(B)	In addition to Landlord’s lien rights pursuant to the laws of the state in which the Shopping Center is located, Landlord shall have a prior lien upon, and Tenant hereby grants to Landlord a security interest in, all of the fixtures, furniture, equipment, stock, goods, merchandise and other property placed on the Premises during the Lease Term, except that in no event shall Landlord have a lien or other security interest in any property placed on the Premises that would be unlawful for Landlord to possess or maintain a security interest in, whether pursuant to local, state or federal law, including but not limited to marijuana products such as plants, trim, flower, buds, concentrates, oils, edibles, creams, vapes, joints, and rosins, to secure the payment of rentals and other sums due hereunder for the entire Lease Term. In addition to the remedies granted by law, Landlord shall have and may exercise with respect to such collateral, all of the rights, remedies and powers of a secured party under the Uniform Commercial Code as enacted in the state in which the Shopping Center is located, including, without limitation, the right and power to sell at public or private sale or sales, or otherwise dispose of, lease or utilize, the collateral and any part or parts thereof in any manner authorized or permitted under said code upon default by Tenant. At Landlord’s request, Tenant shall execute and deliver to Landlord a financing statement appropriate for use under the Uniform Commercial code as enacted in the state in which the Shopping Center is located, or a signed counterpart of this Lease or a short form thereof may be used as such financing statement.

16	ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the Lease Term.

17	SIGNS AND AUCTIONS.

(A)	Sign Criteria. Tenant shall not place or permit to be placed any sign upon the exterior or in the windows of the Premises nor shall Tenant change the color or exterior appearance of the Premises without Landlord’s prior written consent which shall not be unreasonably withheld. Tenant shall have no rights to the multi-tenant pylon/monument sign(s) located within the Shopping Center unless specifically provided for in a separate Landlord’s signage agreement.

(B)	No Auctions. Tenant shall not, without Landlord’s prior written consent, display or sell merchandise outside the defined exterior walls and permanent doorways of the Premises. Tenant shall not conduct, or permit to be conducted, any sale by auction in, upon or from the Premises, whether such auction is voluntary, involuntary, pursuant to any assignment for the payment of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

18	UTILITIES. Tenant shall pay before delinquency all charges for services of utilities, including without limitation, water, gas, heat, electricity, power, telephone service, including any connection, use or other fees required to be paid as a result of Tenant’s use of the Premises or the use in, upon or about the Premises by Tenant or any of its subtenants, licensees, or concessionaires during the Lease Term. Tenant shall pay to Landlord its share of all charges for utility services supplied to the Premises for which there is no separate meter or sub-meter upon billing by Landlord of its share as reasonably estimated by Landlord. Landlord shall have the option to require Tenant to have its water usage separately metered, and Tenant hereby agrees to pay all costs related to adding such separate water meter. Landlord shall in no event be liable to Tenant for any interruption in the service of any such utilities to the Premises, howsoever such interruption may be caused, there shall be no abatement of rent and this Lease shall continue in full force and effect despite any such interruptions.

19	ENTRY AND INSPECTION. Landlord and its agents shall have the right to enter into and upon the Premises at all reasonable times upon twenty-four (24) hours’ notice, and immediately in case of an emergency, for the purpose of inspecting the same, or for the purpose of maintaining the Building, or for the purpose of making repairs, alterations or additions to any other portion of the Building, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required, or for the purpose of posting notices of non-liability for alterations, additions or repairs, or for the purpose of placing upon the Building any usual or ordinary “For Sale” signs. Tenant shall be entitled to a proportionate reduction of the GMMR while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. Tenant shall permit Landlord, at any time within thirty (30) days prior to the expiration of this Lease, to place upon the Premises “For Lease” signs, and during such thirty (30) day period, Landlord or its agents may, during normal business hours, enter upon the Premises and exhibit same to prospective tenants.

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20	DAMAGE AND DESTRUCTION OF PREMISES.

(A)	In the event of:

(I)	Partial or total destruction of the Premises or the Building which requires repairs to either the Premises or the Building; or

(II)	The Premises or the Building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant’s act, use or occupation, which declaration requires repairs to either the Premises or the Building,

Landlord shall promptly make such repairs to either the Premises or the Building, provided that Tenant gives Landlord thirty (30) days written notice of the necessity therefor. No such partial destruction (including any destruction necessary in order to make repairs required by any declaration made by any public authority) shall in any way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of the GMMR while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. However, if the Premises or the Building are damaged as a result of fire or any other insured casualty to an extent in excess of twenty-five percent (25%) of its then replacement cost (excluding foundations), Landlord may, within thirty (30) days following the date such damage occurs, terminate this Lease by written notice to Tenant. If Landlord, however, elects to make such repairs, this Lease shall continue in full force and effect, and the GMMR shall be proportionately reduced as provided above. If Landlord elects to terminate this Lease, all rentals shall be prorated between Landlord and Tenant as of the date of such destruction.

(B)	Notwithstanding the above, if the Premises or the Building are damaged or destroyed at any time during the Lease Term to an extent of more than twenty-five percent (25%) of its then replacement cost (excluding foundations) as a result of a casualty not insured against, Landlord may within thirty (30) days following the date of such destruction terminate this Lease upon written notice to Tenant. If Landlord does not elect to so terminate this Lease, Landlord shall promptly rebuild and repair the Premises or the Building, as applicable, and Tenant’s rental obligations shall be proportionately reduced as provided above.

21	ASSIGNMENT, SUBLETTING AND ENCUMBRANCE.

(A)	Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, sublet, license, transfer, mortgage, change ownership, hypothecate, or otherwise encumber all or any part of Tenant’s interest in this Lease or in the Premises (collectively “Transfer”) without the prior written consent of Landlord in each instance, and any attempted Transfer without such consent shall be wholly void and shall confer no rights upon any third parties. Without in any way limiting Landlord’s right to refuse to give such consent for any other reason or reasons, Landlord reserves the right to refuse to give such consent if in Landlord’s sole discretion and opinion the quality of the business operation conducted on the Premises or throughout any other portion of the Shopping Center is, or may be, in any way adversely affected during the Lease Term by such proposed Transfer, or such Transfer would result in a change of the Permitted Use, or the financial worth of the proposed new tenant (and Guarantor, if applicable) such consent shall not be unreasonably withheld. Tenant agrees to reimburse Landlord for Landlord’s reasonable legal and administrative expenses incurred in conjunction with the processing of documents relating to each proposed Transfer, whether or not the Transfer is consummated, which in any event shall not be any less than Seven Hundred Fifty and 00/100 Dollars ($750.00). Furthermore, Landlord hereby reserves the right to condition Landlord’s consent to any assignment or sublease upon Landlord’s receipt from Tenant of a written agreement, in form and substance acceptable to Landlord, pursuant to which Tenant shall pay over to Landlord fifty percent (50%) of all rent received by Tenant from any such subtenant or assignee, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account; or, at Landlord’s option, terminate this Lease in the event such agreement is not forthcoming.

(B)	Tenant’s Application For Assignment or Sublease. If Tenant desires at any time to assign this Lease, or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the assignment or sublease, in writing:

(I)	A notice of request for consent to assign or sublease, setting forth the proposed effective date, which shall be no less than thirty (30) or more than ninety (90) days after the sending of such notice;

(II)	The name of the proposed subtenant or assignee;

(III)	The nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises;

(IV)	The terms and provisions of the proposed sublease or assignment;

(V)	A current Financial Statement of Tenant and the proposed subtenant or assignee;

(VI)	A check for $750.00 made payable to Landlord; and

(VII)	Such other information as Landlord may request.

(C)	Collection. Any rental payments or other sums received from Tenant or any other person in connection with this Lease shall be conclusively presumed to have been paid by Tenant or on Tenant’s behalf. Landlord shall have no obligation to accept any rental payments or other sums from any person other than Tenant, unless:

(I)	Landlord has been given prior written notice to the contrary by Tenant; and

(II)	Landlord has consented to payment of such sums by such person other than Tenant. If this Lease is assigned, or if the Premises or any part thereof are sublet or occupied by anybody other than Tenant, Landlord may (but shall not be obligated to) collect rent from the assignee, subtenant or occupant and apply the net amount collected to Rent and retain any excess rent so collected, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of Tenant’s covenant set forth in the first sentence of Section 21(A), nor shall such assignment, subletting, occupancy or collection be deemed an acceptance by Landlord of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant hereunder (which, following assignment or subletting, shall be joint and several with the assignee or sublessee, as applicable), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

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(D)	Waiver. Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or any failure by Landlord to take action against any assignee or sublessee, Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee. Consent by Landlord to one (1) assignment, subletting, occupation or use by another person shall not be deemed a consent to any subsequent assignment, subletting, occupation or use by another person. Tenant hereby waives any suretyship defenses it may have to any action by Landlord.

(E)	Assumption of Obligations. Each assignee or transferee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, and for the due performance of all the terms, covenants, conditions and agreements herein on Tenant’s part to be performed, for the Lease Term. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord an executed instrument on Landlord’s form. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability, and shall provide Landlord with the right to terminate such assignment.

22	DEFAULT.

(A)	If Tenant fails to make any rental or other payment required by the provisions of this Lease within five (5) days after such rental or other payment is due, or fails within fifteen (15) days after written notice by certified mail thereof to correct any breach or default of the other covenants, terms or conditions of this Lease, or if Tenant breaches this Lease and abandons the Premises before the end of the term, or if Tenant changes any term or condition of this Lease which Landlord has not expressly consented to in writing, or if Tenant repudiates this Lease at any time after the Effective Date, Landlord shall have the right at any time thereafter to terminate this Lease and Tenant’s right to possession hereunder. Upon such termination, Landlord shall have the right to recover against Tenant:

(I)	The worth at the time of award of the unpaid rent which had been earned at the time of termination;

(II)	The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(III)	The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and,

(IV)	Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord in maintaining or preserving the Premises for reletting to a new tenant, any repairs or alterations to the Premises for such reletting, leasing commissions, or any other costs necessary or appropriate to relet the Premises.

(B)	The “worth at the time of award” of the amounts referred to in subparagraphs (i) and (ii) above shall be computed by allowing interest at the maximum rate allowed by law, and if no such maximum rate applies, at the rate of eighteen percent (18%) per annum. The “worth at the time of award” of the amount referred to in subparagraph (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Such efforts as Landlord may make to mitigate the damages caused by Tenant’s breach of this Lease shall not constitute a waiver of Landlord’s right to recover damages against Tenant hereunder, nor shall anything herein affect Landlord’s right to indemnification against Tenant for any liability arising prior to the termination of this Lease for the personal injuries or property damage, and Tenant hereby agrees to indemnify and hold Landlord harmless from any such injuries and damages including all attorneys’ fees and costs incurred by Landlord in defending any action brought against Landlord for any recovery thereof, and in enforcing the terms and provisions of this indemnification against Tenant.

(C)	Notwithstanding the above, the breach of this Lease by Tenant, or an abandonment of the Premises by Tenant, shall not constitute a termination of this Lease, or of Tenant’s right of possession hereunder, unless and until Landlord elects to terminate, and until such time, Landlord shall have the right to enforce all of its rights and remedies under this Lease, including the right to recover rent, and all other payments to be made by Tenant hereunder, as they become due; provided, however, that until such time as Landlord elects to terminate this Lease and Tenant’s right of possession hereunder, Tenant shall have the right to sublet the Premises or to assign its interests in this Lease, or both, subject to Section 21.

(D)	As security for the performance by Tenant of all of its duties and obligations hereunder, Tenant does hereby assign to Landlord the right, power and authority, during the Lease Term, to collect the rents, issues and profits of the Premises, and retain said rents, issues and profits as they become due and payable. Upon any such breach or default, Landlord shall have the right, at any time thereafter, without notice except as provided for above, either in person, by agent or by a receiver to be appointed by a court, to enter and take possession of the Premises and collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees, upon any indebtedness secured hereby, and in such order as Landlord may determine.

(E)	The parties hereto agree that acts of maintenance or preservation or efforts to re-let the Premises, or the appointment of a receiver upon the initiative of Landlord to protect its interests under this Lease shall not constitute a termination of Tenant’s right of possession for the purposes of this section unless accompanied by a written notice from Landlord to Tenant of Landlord’s election to so terminate.

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(F)	Tenant acknowledges that Landlord has executed this Lease in reliance on the financial information furnished by Tenant. If Landlord determines at any time that any of the financial information furnished by Tenant is substantially untrue or inaccurate, Tenant shall be deemed to be in default under this Lease, which default shall not be subject to cure, and which shall entitle Landlord to terminate this Lease and to exercise all remedies reserved to Landlord under this Lease or otherwise available to Landlord by law.

(G)	In the event of a default of any rental payment or other payment due under this Lease, Landlord may, in Landlord’s notice to Tenant of such default, require that Tenant’s payment to cure the default be in cash, cashier’s check and/or certified check. Landlord and Tenant agree that should Landlord so elect to require payment by cash, cashier’s check or certified check in Landlord’s notice to Tenant, a tender of money to cure the default which is not in the form requested by Landlord shall be deemed a failure to cure the default.

(H)	Nothing contained in this Section 22 shall in any way diminish or be construed as waiving any of Landlord’s other remedies as provided elsewhere in this Lease or by law or in equity.

23	INSOLVENCY OF TENANT. Tenant agrees that in the event all or substantially all of its assets are placed in the hands of a receiver or trustee, and in the event such receivership or trusteeship continues for a period of ten (10) days, or should Tenant make an assignment for the benefit of creditors, or should there be proceedings under any state or federal bankruptcy act where Tenant seeks to be adjudicated a bankrupt, or seeks to be discharged of its debts, or should any voluntary proceeding be filed against such Tenant under such bankruptcy laws and Tenant consents thereto or acquiesces therein by pleading or default, then this Lease or any interest in and to the Premises shall not become an asset in any of such proceedings and, in any of such event and in addition to any and all rights or remedies of Landlord hereunder or as provided by law, it shall be lawful for Landlord, at its option, to declare the Lease Term ended and to re-enter the Premises and take possession thereof and remove all persons therefrom and Tenant shall have no further claim therein or hereunder.

24	SURRENDER OF LEASE. The voluntary or other surrender of this Lease by Tenant, or a mutual termination hereof, shall at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all of such subleases or subtenancies.

25	TRANSFER OF PREMISES BY LANDLORD. In the event of any sale, transfer or assignment of the Premises by Landlord (“Sale”), Landlord shall be, and hereby is, entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of a Sale; and the transferee, upon Sale or any subsequent Sale of the Premises, shall be deemed without any further agreement between the parties or their successors in interest or between the parties and any such transferee, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

26	HOURS OF BUSINESS AND CONDUCT OF BUSINESS.

(A)	Continuous Operations. Subject to the provisions of Section 20, Tenant shall continuously, during the Lease Term, conduct and carry on Tenant’s business in the Premises and shall keep the Premises open for business and cause Tenant’s business to be conducted therein during the usual business hours of each and every business day as is customary for businesses of like character in the city in which the Premises are located to be open for business; provided, however, that this provision shall not apply if the Premises should be closed and the business of Tenant temporarily discontinued therein on account of strikes, lockouts or similar causes beyond the reasonable control of Tenant, or closed for not more than three (3) days out of respect to the memory of any deceased officer or employee of Tenant, or the relative of any such officer or employee. Tenant shall keep the Premises adequately stocked with merchandise, and with sufficient sales personnel to service customers and to conduct its business in accordance with sound business practices.

(B)	Maintenance. Tenant, at its sole cost and expense, agrees to use its best efforts to keep the Premises in a clean, neat, healthful, aesthetically pleasing, well maintained and orderly condition and to keep the Premises free from trash, garbage or refuse, noxious or injurious materials or odors, and free from vermin, insects or pests by virtue of having a regular pest extermination service, excessive vibrations, loud or constant noises and all other nuisances.

(C)	Breach. In the event of breach by Tenant of any of the conditions in this Section 26, Landlord shall have, in addition to any and all remedies herein provided, the right to collect, in addition to Rent, additional rent at the rate of one-thirtieth (1/30) of the GMMR for each and every day that Tenant shall fail to conduct business as provided in this Section 26.

27	ATTORNEY’S FEES.

(A)	If Landlord is involuntarily made a party defendant in any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant, then Tenant shall indemnify, defend and hold harmless Landlord from all liabilities by reason thereof, including reasonable attorney’s fees and all costs incurred by Landlord in such litigation.

(B)	If either Landlord or Tenant or their successors and assigns shall commence any legal proceedings either against the other with respect to the enforcement or interpretation of any of the terms and conditions of this Lease, the non-prevailing party therein shall pay to the other all expenses of such litigation, including reasonable attorneys’ fees. The parties hereto agree that the state of location of the Premises is the proper jurisdiction for litigation of or performance under any matters relating to this Lease and service mailed to the address of Tenant set forth herein shall be adequate service for such litigation.

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28	NOTICES. Wherever in this Lease it shall be required or permitted that notice and demand be given or served by either party on the other, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing and sent by (i) certified mail, return receipt requested, (ii) facsimile, or (iii) any reliable overnight courier, addressed as follows:

Landlord:	Resort Holdings 5, LLC 9811 W. Charleston Blvd Las Vegas, Nevada 89118 Attention: Property Management	Tenant:	Nevada Medical Group, LLC 4785 S. Durango Drive #204 Las Vegas, NV 89147

The notice date shall be deemed to be the date notice was (a) deposited in the US Mail, (b) sent via facsimile, provided that a confirmation of same is sent concurrently via US Mail or overnight courier service, or (c) deposited with any overnight courier service. Either party may change such address by written notice to the other given in accordance with this Section 28.

29	HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the term, and should Tenant hold over in the Premises beyond this date, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In such event, Landlord may, in its sole discretion, treat Tenant as a tenant at will, subject to all of the terms and conditions in this Lease existing during the last year of the Lease Term, except the GMMR shall be increased to the greater of (i) one hundred twenty-five percent (125%) of the GMMR during the last year of the Lease Term, or (ii) one hundred twenty-five percent (125%) the fair market rental value of the Premises, as reasonably determined by Landlord. Tenant shall indemnify and hold Landlord harmless from all loss or liability which may accrue therefrom, including, without limitation, any claims made by any succeeding Tenant founded on or resulting from Tenant’s holding over. Acceptance by Landlord of any rent after the expiration or earlier termination of this Lease shall not constitute a consent to a hold over hereunder, constitute acceptance of Tenant as a tenant at will or result in a renewal or extension of this Lease.

30	SUCCESSORS IN INTEREST. The covenants herein shall, subject to the provisions as to assignment, apply to, bind and inure to the benefit of the heirs, successors, executors, administrators and assigns of all the parties hereto and all of the parties hereto shall be jointly and severally liable hereunder.

31	FORCE MAJEURE AND LABOR CONTRACTS.

(A)	Force Majeure. If either party shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive Governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing in this Section 32 shall excuse Tenant from the prompt payment of Rent or other charges required of Tenant hereunder except as may be expressly provided elsewhere in this Lease.

(B)	Labor Relations. Tenant expressly covenants and agrees, at all times during the Term and such other times as Tenant occupies the Premises or any part thereof, that Tenant shall not take any action which would violate Landlord’s labor contracts affecting the Shopping Center or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the Shopping Center or the business of Landlord or any other tenant of the Shopping Center or with the rights and privileges of any person lawfully in the Shopping Center. Tenant shall, to the extent reasonable, have pickets removed and, if necessary, terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for the resumption of such work. Tenant shall have no claim for damages of any nature against Landlord or any of Landlord’s affiliates in connection therewith, nor shall the Term Commencement Date be extended as a result thereof.

32	PARTIAL INVALIDITY. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

33	HEADINGS. The various headings and numbers herein, and the grouping of the provisions of this Lease into separate Sections and Paragraphs are for convenience only and shall not have any effect upon the construction or interpretation of any part hereof.

34	TIME OF THE ESSENCE. Time is of the strictly of the essence for all of Tenant’s covenants, duties, and obligations under this Lease.

35	SUBORDINATION/ATTORNMENT.

(A)	Subordination. This Lease, at Landlord’s option, shall be subject and subordinate to all matters of public record, ground and/or other underlying leases including sale and leaseback leases, mortgages, deeds of trust, development agreements, declarations of restrictions and grant of easements, covenants, conditions and restrictions or other encumbrances which now affect, or are subsequently placed upon, the real property of which the Premises are a part, together with all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that as to the lien of any deed of trust or mortgage, or the interest of any lease in which Landlord is the lessee, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease on the date of recording thereof.

(B)	Attornment. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, or should the lease in which Landlord is the lessee be terminated, Tenant shall attorn to the purchaser or lessor under this Lease upon any such foreclosure, sale or lease termination, and recognize such purchaser or lessor as Landlord under this Lease, provided that the purchaser or lessor shall acquire and accept the Premises subject to this Lease.

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(C)	Estoppel Certificate. Tenant shall, at any time and from time to time during the Lease Term, upon not more than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a written statement certifying (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the dates to which the Rent and other charges are paid in advance, if any; (iii) the Rent Commencement Date and expiration date of this Lease, (iv) whether Tenant has assigned or transferred this Lease or any interest of Tenant therein; and (iv) that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder and that Tenant has no right of offset, counterclaim or deduction against Rent, or specifying such defaults if any are claimed together with the amount of any offset, counterclaim or deduction alleged by Tenant. Such statement is subject to change to include other matters reasonably requested by Landlord’s lender or a potential purchaser of the Shopping Center. Any such statement may be relied upon by any prospective purchaser or lender upon the security of the real property of which the Building and the Premises are a part. Tenant’s failure to deliver such statement within ten (10) days shall be conclusive and binding upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim or deduction against Rent, and (c) no more than one (1) month’s Rent has been paid in advance.

36	CONDEMNATION. If by a condemnation or a transfer in lieu thereof by power of eminent domain by a public or quasi-public authority, twenty percent (20%) or more of the Premises are taken, Landlord may, upon written notice given within thirty (30) days after such taking or transfer in lieu thereof, terminate this Lease. Tenant shall not be entitled to share in any portion of the award by the condemning authority, and Tenant hereby expressly waives any right or claim to any part thereof from the condemning authority and from Landlord for the value of the unexpired Lease Term, including all unexercised options. Tenant shall, however, have the right to claim and recover, only from the condemning authority (but not from Landlord), any amounts necessary to reimburse Tenant for the cost of removing its stock and fixtures. If there is a partial taking of the Premises and this Lease is not terminated, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition before the taking to the extent of the award actually paid to Landlord. Tenant shall be responsible, at its cost, for the repair, restoration and replacement of its above-standard leasehold improvements, personal property and trade fixtures. After a partial taking, the GMMR shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining. If there is a taking of the Premises for temporary use for a period not to exceed thirty (30) days, this Lease shall continue in full force without abatement of rent, and Tenant shall continue to comply with Tenant’s obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the temporary taking. Tenant hereby waives the provisions of any statutory rights of termination that may arise by reason of any partial taking of the Premises under the power of eminent domain.

37	ACKNOWLEDGMENT. Upon the earlier of the delivery of the keys to the Premises to Tenant or within seven (7) days after written request from Landlord, Tenant agrees to execute an acknowledgment confirming its agreement to the actual Delivery Date and Term Commencement Date of this Lease.

38	NO ORAL AGREEMENT/INTEGRATION.

(A)	COMPLETE AGREEMENT. THIS LEASE COVERS IN FULL EACH AND EVERY AGREEMENT OF EVERY KIND OR NATURE WHATSOEVER BETWEEN THE PARTIES AND THEIR RESPECTIVE AGENTS AND REPRESENTATIVES HERETO CONCERNING THIS LEASE AND ALL PRELIMINARY NEGOTIATIONS AND AGREEMENTS OF WHATSOEVER KIND OR NATURE ARE MERGED HEREIN, AND THERE ARE NO ORAL AGREEMENTS OR IMPLIED COVENANTS. NO PROVISION OF THIS LEASE MAY BE AMENDED OR MODIFIED EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY BOTH LANDLORD AND TENANT. WITHOUT LIMITATION, LANDLORD SPECIFICALLY DOES NOT REPRESENT OR WARRANT THAT ANY OTHER TENANT OR OCCUPANT, PRESENT OR FUTURE SHALL BECOME OR REMAIN AN OCCUPANT IN THE SHOPPING CENTER DURING THE LEASE TERM.

(B)	Authorization. If Tenant is a corporation or a limited liability company, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant and shall deliver appropriate certifications to that effect, if requested. If Tenant is a partnership, joint venture, or other unincorporated association, each individual executing this Lease on behalf of Tenant represents that this Lease is binding on Tenant. Furthermore, Tenant agrees that the execution of any written consent hereunder, or of any written modification or termination of this Lease, by any general partner of Tenant or any other authorized agent of Tenant, shall be binding on Tenant.

(C)	Joint Obligation. All parties to this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

39	BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease. Tenant knows of no real estate broker or agent who is entitled to a commission in connection with this Lease, and covenants and agrees to indemnify and save Landlord harmless from any and all loss, cost and liability (including attorney’s fees and costs) that may arise from a breach of this warranty.

40	MISCELLANEOUS.

(A)	Confidentiality. Tenant covenants and agrees not to discuss nor to disclose any information regarding this Lease, including, without limitation, GMMR and CAM expenses, with any of the other tenants or persons related thereto at the Shopping Center at any time during the Lease Term.

(B)	Financial Statements. Tenant represents and warrants to Landlord that the financial statements of Tenant and (and Guarantor, if applicable) previously submitted to Landlord are in accordance with their respective books and records and are complete, correct and fairly present their respective financial positions, results of operations and changes in financial position as of the dates of such financial statements. Tenant represents and warrants to Landlord that there have been no material adverse changes since the dates of such financial statements. Tenant covenants that it will notify Landlord of any subsequent adverse events, which would materially alter the financial statements of Tenant (and Guarantor, if applicable).

(C)	Waiver. The waiver by either party of a breach of any term, covenant or condition contained herein shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such Rent. No waiver by either party shall be binding unless in writing and signed by such party.

(D)	Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

(E)	Disclosure. Pursuant to NRS 645.252(1)(c), a real estate licensee must disclose if he is a principal in a transaction or has an interest in a principal to the transaction. Robert Hasman is a licensed real estate broker in the State of Nevada and has a direct interest and respective principal in this transaction.

(F)	Previous lease. This lease replaces the prior lease dated November 11, 2014 between Nevada Medical Group, LLC and Resort Holdings 5, LLC.

(G)	Lease Not Binding Until Fully Executed. THE SUBMISSION OF THIS DOCUMENT FOR EXAMINATION AND/OR NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE OR A BINDING CONTRACT FOR THE LEASE OF THE SPACE INDICATED HEREIN UNTIL SUCH TIME AS BOTH THE LANDLORD AND TENANT EXECUTE THIS DOCUMENT AND A FULLY EXECUTED ORIGINAL IS DELIVERED TO LANDLORD.

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IN WITNESS WHEREOF, the parties have duly executed this Lease, together with the herein referred to Exhibits which are attached hereto, on the day and year first above written.

LANDLORD:		TENANT:

Resort Holding 5, a Nevada limited liability company		Nevada Medical Group, LLC

By:	/s/ Robert Hasman	By:	/s/ Robert Hasman
Its:	Manager	Its:	Manager
Date:	November 10, 2017	Date:	November 10, 2017

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EXHIBIT “A”

FLOOR PLAN

[ATTACHED]

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EXHIBIT “B”

RULES AND REGULATIONS

(Pacific Business Park Shopping Center)

Landlord hereby establishes, subject to change by Landlord from time to time, the following rules and regulations (“Rules”) for the safety, care and cleanliness of the premises of any tenant or tenants of the Shopping Center and the Common Areas of the Shopping Center in general, and for the preservation of good order. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules.

A.	FOR THE PREMISES:

1.	All floor areas of the Premises (including vestibules, entrances, and air returns), doors, fixtures, windows, plate glass, and sidewalk area in front of the Premises shall be maintained in a clean, safe and good condition.

2.	All trash, refuse, and waste materials shall be stored in adequate containers and regularly removed from the Premises and properly disposed of within the confines of the receptacles/dumpsters provided by Landlord. Grease and/or oil products shall be removed from the Premises by a carrier qualified to dispose of these products. At no time shall grease/oil be disposed of in the dumpsters or plumbing system (drains) in the Shopping Center. Tenant’s trash containers shall not be visible to the general public and shall not constitute a nuisance or a health or fire hazard. In the event that any tenant shall fail to remedy such nuisance, health or fire hazard, within five (5) days after written notice by Landlord, Landlord may remedy and/or correct such nuisance, health or fire hazard at the expense of the tenant involved.

3.	No portion of the Premises shall be used for lodging purposes.

4.	Neither sidewalks nor walkways shall be used to display, store, or place any merchandise, equipment or devices, except in connection with sidewalk sales held with Landlord’s prior written approval. The roof of the Premises shall not be used for the storage of merchandise or equipment.

5.	No public telephone, newsstand, shoeshine stand, refreshment, vending or other coin operated machine shall be installed or placed on the sidewalk or walkway area adjacent to the Premises or on the Common Areas without Landlord’s prior written approval in each instance.

6.	No person or persons shall use the Premises, or any part thereof, for conducting therein a second-hand store, auction, distress, or business for sale, bankruptcy sale, or “going-out-of-business” sale or “lost our lease” sale without Landlord’s prior written consent.

7.	No portion of the Premises shall be used for the storage of any merchandise, materials or other properties, other than those reasonably necessary for the operation of a tenant’s business.

8.	Tenant shall not black out or otherwise obstruct the windows of the Premises by signage or otherwise, without Landlord’s prior written consent.

9.	If a tenant provides its customers with the use of shopping carts and/or baskets, such tenant shall be responsible for causing such carts and/or baskets to be stored only in areas designated by Landlord. If such tenant fails to routinely collect and store said carts as necessary (at least six times daily), Landlord may assume the responsibility of same and may bill the tenant involved on an estimated monthly basis for such service.

10.	Landlord may, from time to time, inspect the Premises to insure compliance with the foregoing provisions.

B.	FOR THE COMMON AREAS:

1.	All tenants and their authorized representatives and invites shall use any roadway, walkway or mall (including the enclosed mall, if any) only for ingress and egress from the stores in the Shopping Center. Use of the Common Areas shall be in an orderly manner in accordance with directional or other signs or guides. Roadways shall not be used at a speed in excess of ten (10) miles per hour and shall not be used for parking or stopping, except for the immediate loading and unloading of passengers. Walkways and malls (including the enclosed mall, if any) shall be used only for pedestrian travel.

2.	All tenants and their authorized representatives and invitees shall not use the parking areas for anything but parking motor vehicles which shall specifically exclude the parking of trucks or semi-trailers. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking places. During peak periods of business activity, Landlord may impose any and all controls Landlord deems necessary to operate the parking lot including, without limitation, the length of time for parking use.

3.	No person shall use any utility area or truck loading area reserved for use in conducting business, except for the specific purpose for which permission to use these areas has been given.

4.	No employee shall use any area for motor vehicle parking except the area specifically designated for employee parking. No tenant shall designate an area for employee parking except the area designated in writing by Landlord.

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5.	Without the prior written consent of Landlord, no person shall use any of the Common Areas for:

(a)	Vending, peddling or soliciting orders for sale or distributing of any merchandise, device, service, periodical, book, pamphlet or other matter;

(b)	Exhibiting any non-professional sign, placard, banner, notice or other written material;

(c)	Distributing any circular, booklet, handbill, placard or other material;

(d)	Soliciting membership in any organization, group or association or soliciting contributions for any purpose.

(e)	Parading, patrolling, picketing, demonstrating or engaging in conduct that might interfere with the use of the Common Areas or be detrimental to any of the business establishments in the Shopping Center;

(f)	Any purpose when none of the business establishments in the Shopping Center are open for business;

(g)	Discarding any paper, glass or extraneous matter of any kind, except in designated receptacles;

(h)	Except for normal and customary sound devices for tenant’s drive-through facilities, using a sound-making device that is annoying or unpleasant to the general public; or

(i)	Damaging any sign, light standard or fixture, landscaping material or other improvement or property within the Shopping Center.

The above listing of specific prohibitions is not intended to be exclusive, but is intended to indicate the manner in which the right to use the Common Areas solely as a means of access and convenience in shopping at the business establishments in the Shopping Center is limited and controlled by Landlord.

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